Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.0001 par value, of Globe Specialty Metals, Inc., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 5th day of November, 2009.

D. E. Shaw Laminar Portfolios, L.L.C.

By:	/s/ Julius Gaudio
Julius Gaudio Authorized Signatory

D. E. Shaw & Co., L.L.C.

By:	/s/ Julius Gaudio
Julius Gaudio Authorized Signatory

D. E. Shaw & Co., L.P.

By:	/s/ Julius Gaudio
Julius Gaudio Managing Director

David E. Shaw

By:	/s/ Julius Gaudio
Julius Gaudio Attorney-in-Fact for David E. Shaw